Exhibit 10(h)
                    Name of Employee ______________________



                  STANDEX INTERNATIONAL CORPORATION

                        STOCK OPTION LOAN PLAN

                     Exercise and Loan Agreement



1.  Exercise of Stock Option.

    The undersigned employee (the "Employee") of Standex International Corporation, a Delaware corporation (the "Company") hereby exercises the stock option granted to him under the Company's Incentive Stock Option Plan to purchase ________ shares of the Common Stock, par value $1.50 per share, of the Company (collectively, the "Shares") at a price of $________ per share.

2.  Terms of Loan.

(a) Amount. The Company hereby agrees to loan to the Employee an amount equal to the total purchase price of the Shares (the "Loan"), and the Employee agrees that the proceeds of the Loan shall be used solely to purchase the Shares from the Company. The Loan shall be evidenced by a promissory note, substantially in the form of Exhibit A attached hereto.

(b) Rate of Interest. The Loan shall bear interest on the unpaid balance thereof at the rate of __% per year, payable in quarterly installments commencing on the first dividend payment date after the Shares are issued to the Employee.

(c) Cash Dividends. All cash dividends declared upon the Shares shall be forwarded to the Company within 30 days of receipt. Dividends shall be applied first against any interest on the unpaid balance of the Loan at the time of such dividend, and the remaining balance of such dividends shall be applied against any unpaid principal.

(d) Payment of Interest. If the interest due each quarter is not paid by the surrender of the cash dividend, the Employee shall submit a personal check for the difference between the amount of the cash dividend and the interest then due. The Company may postpone the date for the payment of interest but not beyond the date when the principal amount of the Loan must be repaid.

(e) Payment of Principal. The unpaid balance of principal must be paid to the Company, together with any unpaid interest, no later than 9 years from the date of this Agreement.

(f) Termination of Employment. Ninety days after the termination of the employment of the Employee for any reason (including death) by the Company or any of its subsidiaries, the entire unpaid balance of the Loan, together with all unpaid interest, shall become immediately due and payable.

(g) Payroll Deductions. Upon written notice to the Company, the Employee may elect to have the Company make installment payments against the unpaid balance of the Loan through deductions of specified amounts from the Employee's base pay. Any such election may be terminated by the Employee upon 30 days written notice to the Company.

(h) Prepayment. The Employee may at any time prepay all or part of the principal of the Loan without premium or other penalty.

3.  Issuance and Pledge of Shares.

(a) Issuance of Shares. The Company shall issue certificates representing the Shares in the name of the Employee or, upon written request by the Employee, in the joint names of the employee and his spouse.

(b) Pledge of Shares. The Employee shall pledge and assign all of the Shares to the Company as collateral security for payment of the principal of and interest on the Loan unless the Company determines that a lesser number of shares will give it adequate security. In order to implement this pledge, the Employee shall deliver to the Company a duly executed stock power authorizing the transfer of the Shares endorsed in blank by the Employee or, if necessary, jointly by the Employee and his spouse.

(c) Additional Shares. Any new, additional or substituted shares issued while the Loan is outstanding with respect to the Shares, whether as a result of a stock dividend, stock split, reclassification, merger, reorganization or otherwise, shall be held by the Company as additional collateral security for the Loan and shall be subject in all respects to this Agreement unless the Company determines that it has adequate security for the Loan.

(d) Voting of Shares. Unless and until a default is declared by the Company under this Agreement, the Employee shall be entitled to vote any and all of the Shares with the same force and effect as if the Shares were not pledged to the Company.

(e) Prohibition on Sale. During the term of this Agreement, the Employee shall not sell, assign, transfer, pledge, encumber, grant any option with respect to, or otherwise dispose of the Shares.

4.  Default.

    If the Employee (or his estate) fails for any reason to make any payment of principal or interest on the Loan within 30 days after the same shall become due and payable, the Company shall have the right to declare the Employee (or his estate) to be in default, and the entire unpaid balance of the Loan shall become immediately due and payable. In the event of such default, the Company may sell, assign and deliver the whole or from time to time any part of the Shares at any private sale or at public auction, with or without demand, advertisement or notice of the time or place of sale, for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Company in its sole discretion may determine. The Company may purchase for its own account the whole or any part of the Shares. Any purchaser shall acquire good title to the Shares free of the lien of this Agreement and free of any right or equity of redemption. The net proceeds of any such sale shall be applied first to the payment of the full amount of principal and interest then due under the Loan, and second to the payment to the Employee of any excess proceeds, together with any of the Shares remaining unsold.

5.  General.

(a) Termination. This Agreement shall terminate upon the payment by the Employee of the full amount of the Loan or the satisfaction of the Loan by way of a sale of the Shares by the Company pursuant to Section 4.

(b) Regulation G. The Employee shall cooperate with the Company in preparing any documents which must be filed in connection with the extension of credit under this Agreement in order to comply with the requirements of Regulation G of the Federal Reserve Board.

(c) Notices. Any notices required or permitted by the terms of this Agreement shall be in writing addressed to the parties to this Agreement at their respective addresses indicated beneath their signatures below, or at such other address as either party may designate in writing to the other.

(d) Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and Employee and their respective successors, assigns, heirs, executors, administrators and legal representatives.

(e) Effective Date.  The effective date of this Agreement is
_______________________.


    	 		     STANDEX INTERNATIONAL CORPORATION
    	 		     6 Manor Parkway
    	 		     Salem, New Hampshire 03079




    	 		     _________________________________


___________________________
Signature of Employee


___________________________
Type or Print Employee Name

___________________________

___________________________
Address of Employee